UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COVAD COMMUNICATIONS GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	77-0461529 (I.R.S. Employer
incorporation or organization)	Identification No.)

110 Rio Robles Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Options issued under the Infraswitch Corporation 2000 Employee and Consultant Equity Incentive Plan

(Full titles of the plans)

James Kirkland, Esq.
General Counsel
110 Rio Robles Drive
San Jose, California 95134
(Name and address of agent for service)

(408) 952-6400
(Telephone number, including area code, of agent for service)

Copies to:
Daniel J. Winnike, Esq.
David A. Bell, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum	Amount of
class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered	per share	price	fee
Common Stock, $0.001 par value	266,225 (1)	$2.20 (2)	$585,695	$74.21

(1) Represents shares subject to outstanding options granted under the Infraswitch Corporation 2000 Employee and Consultant Equity Incentive Plan and assumed by the Registrant.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the weighted average exercise price per share of the outstanding options assumed by Registrant.

COVAD COMMUNICATIONS GROUP, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. (1)

Item 2. Registrant Information and Employee Plan Annual Information. (1)

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Registrant’s latest annual report on Form 10-K, as amended on Form 10-K/A for the fiscal year ended December 31, 2003, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year;

(b)	the Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2004; and

(c)	the Registrant’s reports on Form 8-K, filed on March 9, 2004, March 25, 2004, April 12, 2004, June 1, 2004 and June 22, 2004.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

     The above discussion of the Delaware General Corporation Law and the Registrant’s Certificate of Incorporation, Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, Bylaws and indemnification agreements.

Item 7. Exemption From Registration Claimed.

     Not applicable

Item 8. Exhibits.

Exhibit
Number	Exhibit Description
4.05	Infraswitch Corporation 2000 Employee and Consultant Equity Incentive Plan and related forms of Option Agreement and Exercise Notices.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page to this registration statement).

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of June, 2004.

COVAD COMMUNICATIONS GROUP, INC.
By:	/s/ Charles E. Hoffman
Charles E. Hoffman
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Hoffman and James Kirkland, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 25th day of June, 2004:

Signature	Title
Principal Executive Officer:

/s/ Charles E. Hoffman Charles E. Hoffman	Chief Executive Officer and Director

Principal Financial and Accounting Officer:

/s/ Mark A. Richman Mark A. Richman	Chief Financial Officer

Other Directors:

/s/ Charles McMinn Charles McMinn	Chairman of the Board of Director

/s/ L. Dale Crandall L. Dale Crandall	Director

/s/ Robert Hawk Robert Hawk	Director

/s/ Hellene Runtagh Hellene Runtagh	Director

/s/ Larry Irving Larry Irving	Director

/s/ Daniel Lynch Daniel Lynch	Director

/s/ Richard Jalkut Richard Jalkut	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
4.05	Infraswitch Corporation 2000 Employee and Consultant Equity Incentive Plan and related forms of Option Agreement and Option Exercise Agreement.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page to this registration statement).